Exhibit 10.1e

EXECUTION COPY

AMENDMENT NO. 1 dated as of June 8, 2009 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 7, 2007 (the “Credit Agreement”), among ATLANTIC BROADBAND FINANCE, LLC (“Borrower”), ATLANTIC BROADBAND HOLDINGS I, LLC (“Holdings”), the Subsidiary Guarantors party thereto, the several lenders from time to time party thereto (the “Lenders”), Société Générale, as Administrative Agent (in such capacity, the “Administrative Agent”) and the other Agents party thereto.

A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to Borrower.

B. Borrower has requested certain amendments to the Credit Agreement as set forth herein, and the Lenders have agreed to such request on and subject to the terms and conditions of this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. This Amendment shall be a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents. Section and subsection references in this Amendment (other than in the headings) shall refer to sections and subsections in the Credit Agreement unless otherwise indicated.

SECTION 2. Amendments to Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below):

(a) Subsection 1.1 is amended by adding the following terms in the proper alphabetical order:

“Amendment No. 1”: Amendment No. 1 to this Agreement dated as of June 8, 2009, among Borrower, Holdings, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date”: as defined in Amendment No. 1.

“Declining Lender Refinancing Transaction”: (a) the issuance by Holdings or Borrower of any Capital Stock or the receipt by Holdings or Borrower of any contributions in respect of its capital or (b) the incurrence of any Indebtedness by Holdings, Borrower or any of its Qualified Subsidiaries (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, Capital Stock) with a weighted average life longer than or equal to the weighted average life of the Tranche B-2-B Term Loans, in each case to the extent that the Net Proceeds of such transaction are used within five Business Days after receipt thereof to consummate a Declining Lender Repayment. For the avoidance of doubt, (i) Net Proceeds from the foregoing transactions, to the extent exceeding the Net Proceeds necessary to consummate a Declining Lender Repayment, shall not be considered Net Proceeds of a Declining Lender Refinancing Transaction and (ii) no Net

Proceeds shall be considered Net Proceeds of a Declining Lender Refinancing Transaction and no Declining Lender Refinancing Transaction shall be deemed to have occurred unless a Declining Lender Repayment shall have been consummated in full within five Business Days after the receipt thereof.

“Declining Lender Repayment”: the substantially concurrent occurrence of all of the following: (a) the repayment in full of all principal, interest, fees and other amounts due and owing by Borrower to the Lenders in respect of Tranche 1 Revolving Credit Commitments, Tranche 1 Revolving Credit Loans and Tranche B-2-A Term Loans, (b) a permanent reduction in full of all Tranche 1 Revolving Credit Commitments in accordance with subsection 4.3 and (c) a full reallocation of L/C Participating Interests from Tranche 1 Revolving Credit Lenders to Tranche 2 Revolving Credit Lenders in accordance with subsection 3.6.

“Declining Lender Repayment Date”: the date of the consummation of a Declining Lender Repayment.

“Declining Revolving Credit Lender”: each Revolving Credit Lender as of immediately prior to the Amendment No. 1 Effective Date that is not an Extending Revolving Credit Lender.

“Declining Term Lender”: each Tranche B-2 Lender as of immediately prior to the Amendment No. 1 Effective Date that is not an Extending Term Lender.

“Extending Term Lender”: each Tranche B-2 Lender as of immediately prior to the Amendment No. 1 Effective Date who executed and delivered Amendment No. 1 and consented therein to be an Extending Term Lender.

“Extending Revolving Credit Lender”: each Revolving Credit Lender as of immediately prior to the Amendment No. 1 Effective Date who executed and delivered Amendment No. 1 and consented therein to be an Extending Revolving Credit Lender.

“Required Revolving Tranche Vote”: as defined in subsection 3.1(e).

“Required Term Tranche Vote”: as defined in subsection 2.1(c).

“Term Lender”: any Lender with outstanding Term Loans.

“Tranche 1 Revolving Credit Commitment”: a Revolving Credit Commitment of a Declining Revolving Credit Lender, which shall be treated as a “Tranche 1 Revolving Credit Commitment” on and after the Amendment No. 1 Effective Date in accordance with subsection 3.1(d).

“Tranche 1 Revolving Credit Commitment Period”: the period from and including the Business Day immediately after the Closing Date to but not including the Business Day immediately prior to the Tranche 1 Revolving Credit Termination Date.

“Tranche 1 Revolving Credit Lender”: any Lender with a Tranche 1 Revolving Commitment.

“Tranche 1 Revolving Credit Loan”: a Revolving Credit Loan made in respect of a Tranche 1 Revolving Credit Commitment.

“Tranche 1 Revolving Credit Termination Date”: the earlier of (a) the sixth anniversary of the Closing Date or, if such date is not a Business Day, the immediately preceding Business Day and (b) such other earlier date as the Tranche 1 Revolving Credit Commitments shall terminate hereunder.

“Tranche 2 Revolving Credit Commitment”: a Revolving Credit Commitment of an Extending Revolving Credit Lender, which shall be treated as a “Tranche 2 Revolving Credit Commitment” on and after the Amendment No. 1 Effective Date in accordance with subsection 3.1(d).

“Tranche 2 Revolving Credit Commitment Period”: the period from and including the Business Day immediately after the Closing Date to but not including the Business Day immediately prior to the Tranche 2 Revolving Credit Termination Date.

“Tranche 2 Revolving Credit Lender”: any Lender with a Tranche 2 Revolving Commitment.

“Tranche 2 Revolving Credit Loan”: a Revolving Credit Loan made in respect of a Tranche 2 Revolving Credit Commitment.

“Tranche 2 Revolving Credit Termination Date”: the earlier of (a) the eighth anniversary of the Closing Date or, if such date is not a Business Day, the immediately preceding Business Day and (b) such other earlier date as the Tranche 2 Revolving Credit Commitments shall terminate hereunder.

“Tranche B-2-A Installment Payment Date”: as defined in subsection 4.6(a).

“Tranche B-2-A Maturity Date”: the date which is seven and one-half years after the Closing Date or, if such date is not a Business Day, the immediately preceding Business Day.

“Tranche B-2-A Term Loan”: a Tranche B-2 Term Loan of a Declining Term Lender, which shall be treated as a “Tranche B-2-A Term Loan” on and after the Amendment No. 1 Effective Date in accordance with subsection 2.1(a)(y).

“Tranche B-2-B Installment Payment Date”: as defined in subsection 4.6(a).

“Tranche B-2-B Maturity Date”: the date which is nine years and three months after the Closing Date or, if such date is not a Business Day, the immediately preceding Business Day.

“Tranche B-2-B Term Loan”: a Tranche B-2 Term Loan of an Extending Term Lender, which shall be treated as a “Tranche B-2-B Term Loan” on and after the Amendment No. 1 Effective Date in accordance with subsection 2.1(a)(y).

(b) The definition of the term “Alternate Base Rate” in subsection 1.1 is amended and restated in its entirety as follows:

“Alternate Base Rate”: for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus  1/2 of 1% and (c) solely with respect to calculations of the Alternate Base Rate applicable to Tranche B-2-B Term Loans and Tranche 2 Revolving Credit Loans, the Eurodollar Rate for a one month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. For purposes hereof: “Base Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its base rate in effect at its principal office in New York City (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change); and “Federal Funds Rate” shall mean, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest  1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, Federal Funds Rate or Eurodollar Rate, as the case may be.

(c) The first paragraph of the definition of the term “Applicable Margin” in subsection 1.1 is amended and restated in its entirety as follows:

“Applicable Margin”: for any day with respect to (a) Tranche B-2-A Term Loans, 1.25% in the case of Alternate Base Rate Loans and 2.25% in the case of Eurodollar Loans, (b) Tranche B-2-B Term Loans, 3.75% in the case of Alternate Base Rate Loans and 4.75% in the case of Eurodollar Loans, (c) Tranche 1 Revolving Credit Loans, 1.50% in the case of Alternate Base Rate Loans and 2.50% in the case of Eurodollar Loans, (d) Tranche 2 Revolving Credit Loans, 3.75% in the case of Alternate Base Rate Loans and 4.75% in the case of Eurodollar Loans, (e) Swing Line Loans, the Applicable Margin then applicable to Tranche 2 Revolving Credit Loans that are maintained as Alternate Base Rate Loans and (f) with respect to Incremental Term Loans that are not Tranche B-2-B Term Loans, the Incremental Margin to be added to the Alternate Base Rate or Eurodollar Rate, as the case may be, as agreed upon by Borrower and the Lender or Lenders providing the Incremental Term Commitment relating thereto as provided in subsection 4.18; provided, that the Applicable

Margin with respect to Tranche 1 Revolving Credit Loans will be adjusted on each Adjustment Date to the applicable rate per annum set forth in the pricing grid below based on the Total Leverage Ratio, in each case as determined from the most recently delivered financial statements delivered pursuant to subsection 7.1.

Total Leverage Ratio	Eurodollar Loans	Alternate Base Rate Loans
Category 1

≥ 6.75 to 1.00	3.25%	2.25%

Category 2

<6.75 to 1.00 but ≥ 6.00 to 1.00	3.00%	2.00%

Category 3

<6.00 to 1.00 but ≥ 5.50 to 1.00	2.75%	1.75%

Category 4

<5.50 to 1.00 but ≥ 5.00 to 1.00	2.50%	1.50%

Category 5

<5.00 to 1.00 but ≥ 4.50 to 1.00	2.25%	1.25%

Category 6

<4.50 to 1.00	2.00%	1.00%

(d) The definition of the term “Consolidated EBITDA” in subsection 1.1 is amended by adding a comma to the end of clause (f) immediately prior to clause (g) and by adding the following words to the end of clause (g) before the word “and”: “or the amendment of this Agreement on the Amendment No. 1 Effective Date”.

(e) The definition of the term “Consolidated Interest Expense” in subsection 1.1 is amended by adding “(i)” after the words “other than” and by adding the following words to the end of such definition “and (ii) any fees and expenses paid in connection with the amendment of this Agreement on the Amendment No. 1 Effective Date that are required to be treated as interest expense under GAAP”.

(f) The definition of the term “Credit Documents” in subsection 1.1 is amended by adding immediately after the words “the Amendment Agreement,” the words “Amendment No. 1,”.

(g) The definition of the term “Eurodollar Loans” in subsection 1.1 is amended by adding immediately after the words “Eurodollar Rate” the words “(other than pursuant to the definition of Alternate Base Rate)”:

(h) The definition of the term “Eurodollar Rate” in subsection 1.1 is amended by adding the following sentence to the end of such definition: “Notwithstanding the foregoing, the “Eurodollar Rate” applicable to Tranche B-2-B Term Loans and Tranche 2 Revolving Credit Loans shall be deemed to be not less than 2.00% per annum at any time.”

(i) The definition of the term “Facility” in subsection 1.1 is amended and restated in its entirety as follows:

“Facility”: each of (a) the extensions of credit made hereunder in the form of Tranche B-2-A Term Loans and any outstanding Tranche B-2-A Term Loan Commitments, (b) the extensions of credit made hereunder in the form of Tranche B-2-B Term Loans and any outstanding Tranche B-2-B Term Loan Commitments (the “Term B-2-B Facility”, and together with the Facility set forth in clause (a), the “Term B-2 Loan Facility”), (c) the extensions of credit made hereunder in the form of Incremental Term Loans and any outstanding Incremental Term Commitments that are not made under the Term B-2 Loan Facility, (d) the Tranche 1 Revolving Credit Commitments and the extensions of credit made thereunder (the “Tranche 1 Revolving Credit Facility”) and (e) the Tranche 2 Revolving Credit Commitments and any Incremental Revolving Commitments and the extensions of credit made thereunder (the “Tranche 2 Revolving Credit Facility”, and together with the Tranche 1 Revolving Credit Facility (and solely for purposes of subsection 11.1(b), each individually), the “Revolving Credit Facility”), and “Facilities” means the collective reference to the Term B-2 Loan Facility, any Incremental Facilities that are not a Term B-2 Loan Facility, any Incremental Revolving Facility and the Revolving Credit Facility.

(j) The definitions of the term “Holdings High Yield Notes”, “Incremental Term Maturity Date” and “Refinancing Indebtedness” in subsection 1.1 are amended by replacing the words “Tranche B-2 Maturity Date” with the words “Tranche B-2-B Maturity Date”.

(k) The definition of the term “Incremental Term Loan Commitment Percentage” in subsection 1.1 is amended by replacing each occurrence of the words “Tranche B-2 Term Loans” with the words “Tranche B-2-B Term Loans”.

(l) The definition of the term “Installment Payment Date” in subsection 1.1 is amended and restated in its entirety as follows:

“Installment Payment Date”: each Tranche B-2-A Installment Payment Date, each Tranche B-2-B Installment Payment Date and/or each Incremental Installment Payment Date, as the context may require.

(m) Clause (B) of the definition of “Interest Period” in subsection 1.1 is amended and restated in its entirety as follows:

(B) any Interest Period that would otherwise extend beyond (i) in the case of an Interest Period for a Term Loan, the final Installment Payment Date applicable to such Term Loan shall end on such Installment Payment Date or, if such Installment Payment Date shall not be a Business Day, on the next preceding Business Day; and (ii) in the case of any Interest Period for a Revolving Credit Loan, the Tranche 1 Revolving Credit Termination Date or the Tranche 2 Revolving Credit Termination Date shall end on such date, or if such date shall not be a Business Day, on the next preceding Business Day;

(n) The definition of the term “Majority Facility Lenders” in Section 1.1 is amended by replacing the words “that is not a Tranche B-2 Term Loan” with the words “that is not a Tranche B-2-B Term Loan”.

(o) The definition of “Mortgaged Properties” is amended to remove the footnote thereto.

(p) The definition of the term “Revolving Credit Termination Date” in subsection 1.1 is amended and restated in its entirety as follows:

“Revolving Credit Termination Date”: with respect to Tranche 1 Revolving Credit Commitments, the Tranche 1 Revolving Credit Termination Date, and with respect to Tranche 2 Revolving Credit Commitments, the Tranche 2 Revolving Credit Termination Date.

(q) The definition of the term “Tranche” in subsection 1.1 is amended by replacing the first occurrence of the words “Tranche B-2 Term Loans” with the words “Tranche B-2-A Term Loans, Tranche B-2-B Term Loans”, the second occurrence with the words “Tranche B-2-B Term Loans” and the words “Revolving Credit Commitment” with the words “Tranche 1 Revolving Commitment, Tranche 2 Revolving Commitment”.

(r) The definition of the term “Tranche B-2 Term Loan” in subsection 1.1 is amended and restated in its entirety as follows:

“Tranche B-2 Term Loan”: (a) with respect to periods prior to the Amendment No. 1 Effective Date, as defined in subsection 2.1(a)(x), and (b) commencing on and after the Amendment No. 1 Effective Date, each Tranche B-2-A Term Loan and Tranche B-2-B Term Loan.

(s) The definitions of the terms “Revolving Credit Commitment Period”, “Tranche B-2 Installment Payment Date” and “Tranche B-2 Maturity Date” in subsection 1.1 are deleted in their entirety. Except as expressly otherwise set forth in this Amendment, all references to “Tranche B-2 Maturity Date” in the Credit Agreement are replaced by references to “Tranche B-2-B Maturity Date”.

(t) Subsection 2.1 is amended by:

(i) replacing the words “and (y)” in clause (a) with the words “(y) commencing on the Amendment No. 1 Effective Date, each Declining Term Lender’s Tranche B-2 Term Loans shall thereafter be treated for all purposes as Tranche B-2-A Term Loans and each Extending Term Lender’s Tranche B-2 Term Loans shall thereafter be treated for all purposes as Tranche B-2-B Term Loans, and (z)”;

(ii) replacing each occurrence of the words “Tranche B-2 Term Loans” in clause (b) with the words “Tranche B-2-B Term Loans”, replacing each occurrence of the words “Revolving Credit” with the words “Tranche 2 Revolving Credit” and replacing the words “exceed $100,000,000” with the words “exceed the sum of (i) $100,000,000 and (ii) the amount, not exceeding $150,000,000, to be used by Borrower to consummate a Declining Lender Repayment”; and

(iii) inserting the following new clause (c):

(c) Except as expressly set forth herein (and subject to any additional thresholds in Section 11.1), this Agreement may not be amended in any manner that by its terms adversely affects the rights in respect of payments due to one Tranche of Term Lenders differently from any other Tranche of Term Lenders without the written consent from Term Lenders of the adversely affected Tranche constituting greater than 50% of the Term Loans outstanding of such Tranche (the “Required Term Tranche Vote”). This subsection 2.1(c) may not be amended without the Required Term Tranche Vote of each outstanding Tranche of Term Lenders.

(u) Subsection 3.1 is amended by:

(i) replacing each occurrence of the words “Revolving Credit Commitment Period” with the words “Tranche 1 Revolving Credit Commitment Period (with respect to Tranche 1 Revolving Credit Commitments) or the Tranche 2 Revolving Credit Commitment Period (with respect to Tranche 2 Revolving Credit Commitments)”;

(ii) inserting the words “(including solely Tranche 1 Revolving Credit Loans in connection with a Declining Lender Repayment)” after the words “prepaying the Revolving Credit Loans in whole or in part” in clause (b);

(iii) inserting the following new clause (d):

“(d) Commencing on the Amendment No. 1 Effective Date, each Declining Revolving Credit Lender’s Revolving Credit Commitment shall thereafter be treated for all purposes as a Tranche 1 Revolving Credit Commitment and each Extending Revolving Credit Lender’s Revolving Credit Commitment shall thereafter be treated for all purposes as a Tranche 2 Revolving Credit Commitment.”; and

(iv) inserting the following new clause (e):

(e) Each (i) extension of credit to Borrower by Revolving Credit Lenders in respect of Revolving Credit Commitments (ii) reduction of Revolving Credit Commitments and (iii) repayment or prepayment of Revolving Credit Loans shall be made pro rata according to the Revolving Credit Commitment Percentage of each Revolving Credit Lender, without regard to the Tranche of the Revolving Credit Commitments held by such Revolving Credit Lender, provided that in connection with a Declining Lender Repayment or on the Tranche 1 Revolving Credit Termination Date, the Tranche 1 Revolving Credit Commitments may be reduced and the Tranche 1 Revolving Credit Loans may be repaid or prepaid prior to the other Tranches. Except as expressly set forth herein (and subject to any additional thresholds in Section 11.1), this Agreement may not be amended in any manner that adversely affects the rights or duties hereunder of one Tranche of Revolving Credit Lenders in a manner different from any other Tranche of Revolving Credit Lenders without the written consent from Revolving Credit Lenders of the adversely affected Tranche constituting greater than 50% of the Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated in full, the Revolving Credit Exposure, of such Tranche (the “Required Revolving Tranche Vote”). This subsection 3.1(e) may not be amended without the Required Revolving Tranche Vote of each outstanding Tranche of Revolving Credit Lenders.

(v) Subsection 3.2 is amended and restated in its entirety as follows:

3.2 Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of (i) each Declining Revolving Credit Lender and each Extending Revolving Credit Lender (in each case, other than any Non-Funding Lender) a commitment fee from and including the Closing Date, to but excluding (A) the earlier of the Tranche 1 Revolving Credit Termination Date and the Declining Lender Repayment Date (in the case of a Declining Revolving Credit Lender) or (B) the Amendment No. 1 Effective Date (in the case of an Extending Revolving Credit Lender) computed at the rate of  1/2 of 1% per annum, and (ii) each Extending Revolving Credit Lender (other than any Non-Funding Lender) a commitment fee from and including the Amendment No. 1 Effective Date, to but excluding the Tranche 2 Revolving Credit Termination Date, computed at the rate of 1% per annum, in each case on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made (whether or not Borrower shall have satisfied the applicable conditions for borrowing or for the issuance of a Letter of Credit set forth in Section 6). Such commitment fees shall be payable quarterly in arrears on the last day of each March, June, September and December and on (x) the earlier of the Tranche 1 Revolving Credit Termination Date and the Declining Lender Repayment Date (in the case of a Declining Revolving Credit Lender) and (y) the Tranche 2 Revolving Credit Termination Date (in the case of an Extending Revolving Credit Lender), commencing on the first such date to occur on or following the Closing Date, in each case for the actual number of days elapsed over a 365- or 366-day year.

(w) Subsection 3.4 is amended by:

(i) replacing the words “Revolving Credit Termination Date” with the words “Tranche 2 Revolving Credit Termination Date”, adding the character “(i)” before the words “if the aggregate principal” and adding immediately after the words “Commitments at such time” the words “or (ii) on, or within eight days prior to, the Tranche 1 Revolving Credit Termination Date if any Tranche 1 Revolving Credit Commitments are outstanding at such time” in clause (a);

(ii) adding the following words to the end of clause (b):

“The Revolving Credit Lenders agree that, until the earlier of the Tranche 1 Revolving Credit Termination Date and the Declining Lender Repayment Date, the Revolving Credit Loans provided for in this subsection 3.4(b) and the participations provided for in subsection 3.4(c) shall be allocated ratably to the Tranche 1 Revolving Credit Lenders and the Tranche 2 Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages. Revolving Credit Loans made by Tranche 1 Revolving Credit Lenders shall be Tranche 1 Revolving Credit Loans and Revolving Credit Loans made by Tranche 2 Revolving Credit Lenders shall be Tranche 2 Revolving Credit Loans.”

(iii) adding the following words to the end of clause (c):

“Each such Lender shall be entitled to the same rate of interest on its participation as the Swing Line Lender is entitled to on the Refunded Swing Line Loans, regardless of whether such Lender is a Tranche 1 Revolving Credit Lender or Tranche 2 Revolving Credit Lender.”

(x) Subsection 3.5(b) is amended by replacing the words “have an expiry date occurring later than the Revolving Credit Termination Date” with the words “issued prior to the Tranche 1 Revolving Credit Termination Date have an expiry date occurring later than such Tranche 1 Revolving Credit Termination Date if any Tranche 1 Revolving Credit Commitments are outstanding as of the date of issuance, nor shall any Letter of Credit have an expiry date occurring later than the Tranche 2 Revolving Credit Termination Date”.

(y) Subsection 3.6 is amended by adding the following language at the end of such subsection:

“The Revolving Credit Lenders agree that, until the earlier of the Tranche 1 Revolving Credit Termination Date and the Declining Lender Repayment Date, the L/C Participating Interests provided for in this subsection 3.6 shall be allocated ratably to the Tranche 1 Revolving Credit Lenders and the Tranche 2 Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages. In the event of any Declining Lender Repayment, the L/C Participating Interests of the Tranche 1 Revolving Credit Lenders shall be reallocated from the Tranche 1 Revolving Credit Lenders to the Tranche 2 Revolving Credit Lenders ratably in accordance with their Tranche 2 Revolving Credit Commitments, provided that no such reallocation shall occur and no such Declining Lender Repayment shall be permitted if, after giving effect to such reallocation, the aggregate Revolving Credit Exposure of the Tranche 2 Revolving Credit Lenders would exceed the aggregate Tranche 2 Revolving Credit Commitments of such Tranche 2 Revolving Credit Lenders.”

(z) Subsection 3.8 is amended by:

(i) replacing each existing occurrence of the words “Revolving Credit Loans” in clause (a) with the words “Tranche 2 Revolving Credit Loans”; and

(ii) adding the following language at the end of clause (a):

“The Revolving Credit Lenders agree that, until the earlier of the Tranche 1 Revolving Credit Termination Date and the Declining Lender Repayment Date, the Revolving Credit Loans provided for in this subsection 3.8(a) and the participations provided for in subsection 3.8(b) shall be allocated ratably to the Tranche 1 Revolving Credit Lenders and the Tranche 2 Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages. Revolving Credit Loans made by Tranche 1 Revolving Credit Lenders shall be Tranche 1 Revolving Credit Loans and Revolving Credit Loans made by Tranche 2 Revolving Credit Lenders shall be Tranche 2 Revolving Credit Loans.”

(iii) adding the following sentence at the end of clause (c): “Each such Lender shall be entitled to the same rate of interest on its participation as the Issuing Lender is entitled to on the L/C Obligation, regardless of whether such Lender is a Tranche 1 Revolving Credit Lender or Tranche 2 Revolving Credit Lender.”

(aa) Subsection 3.9(a) is amended by replacing the words “Revolving Credit Loans” with the words “Tranche 2 Revolving Credit Loans” and the words “the Revolving Credit Termination Date” with the words “each of the Tranche 1 Revolving Credit Termination Date and the Tranche 2 Revolving Credit Termination Date”.

(bb) Subsection 3.10 is amended by adding the words “Tranche 2 Revolving Credit” after the words “Alternate Base Rate”.

(cc) Subsection 4.2(b) is amended by replacing all the words after “would be contravened” with the following: “, (iii) within one month prior to either the Tranche 1 Revolving Credit Termination Date or the Tranche 2 Revolving Credit Termination Date (in the case of continuations of Tranche 1 Revolving Credit Loans or Tranche 2 Revolving Credit Loans, respectively) or (iv) within one month prior to the final Installment Payment Date for any Tranche of Term Loans (with respect to Term Loans of such Tranche).”

(dd) Subsection 4.3(a) is amended by adding the words “(or solely the Tranche 1 Revolving Credit Commitments in connection with a Declining Lender Repayment)” after the first occurrence of the words “Incremental Revolving Commitments” therein.

(ee) Subsection 4.4 is amended by:

(i) replacing each occurrence of the words “Partial Prepayments” with the words “Except in connection with a Declining Lender Repayment, partial prepayments”; and

(ii) restating the second paragraph thereof in its entirety as follows:

“In the event that, prior to the first anniversary of the Amendment No. 1 Effective Date, any Lender receives a Repricing Prepayment (as defined below) with respect to any Tranche B-2-B Term Loans, then, at the time thereof, Borrower shall pay to such Lender a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment. As used herein, “Repricing Prepayment” is the amount of the principal of the Tranche B-2-B Term Loans of such Lender that is either (a) prepaid by Borrower substantially concurrently with the incurrence by Holdings or any of its Subsidiaries of new term loans or revolving loans (whether pursuant to Incremental Term Commitments, Incremental Revolving Commitments or otherwise) that have interest rate margins that are, or upon the satisfaction of certain conditions could be, lower than the Applicable Margins then in effect for the Tranche B-2-B Term Loans so prepaid or (b) received by such Lender as a result of the mandatory assignment of such Lender’s Tranche B-2-B Term Loans in the circumstances described in the final paragraph of Section 11.1 following the failure of such Lender to consent to an amendment to this Agreement that would have the effect of reducing any of the Applicable Margins with respect to such Tranche B-2-B Term Loans. The provisions of this paragraph may not be amended or modified without the written consent of each Lender adversely affected thereby.”

(ff) Subsection 4.5 is amended by:

(i) replacing the word “or” before the word “(iii)” in clause (a) with a comma, and adding the following new words before the final period of such clause: “or (iv) Net Proceeds of a Declining Lender Refinancing Transaction”; and

(ii) replacing the word “or” before the word “(ii)” in clause (b) with a comma, and adding the following new words before the final period of such clause: “or (iii) a Declining Lender Refinancing Transaction”.

(gg) Subsection 4.6(a) is amended and restated in its entirety as follows:

(a) Subject to clause (b) below, the Tranche B-2-A Term Loans shall be repaid on the last Business Day of each March, June, September and December and the Tranche B-2-A Maturity Date (each such day, a “Tranche B-2-A Installment Payment Date”) and the Tranche B-2-B Term Loans shall be repaid on the last Business Day of each March, June, September and December and the Tranche B-2-B Maturity Date (each such day, a “Tranche B-2-B Installment Payment Date”), in each case in the amounts set forth below for the periods set forth below (in each case, subject to reduction as described in subsections 4.4, 4.5 and 4.7) (it being understood that the amounts set forth below have been adjusted to reflect the existence of the Tranche B-2-B Term Loans on the Amendment No. 1 Effective Date).

Tranche B-2-A Term Loans		Tranche B-2-B Term Loans
Period	Amount	Period	Amount
June 2007 - September 2010	$302,949.62	Amendment No. 1	$829,081.63
		Effective Date—
	per fiscal quarter	March 2013	per fiscal quarter

December 2010 - June 2011	$28,931,688.46	Tranche B-2-B	$311,734,693.88
		Maturity Date
	per fiscal quarter

Tranche B-2-A Maturity Date	$30,143,486.93

Amounts repaid on account of the Tranche B-2 Term Loans pursuant to this subsection or otherwise may not be reborrowed. Accrued interest on the amount of any prepayments shall be paid on the Interest Payment Date next succeeding the date of any partial prepayment and on the date of such prepayment in the case of a prepayment in full of either the Tranche B-2-A Term Loans or Tranche B-2-B Term Loans with respect to accrued interest on such Tranche of Loans. To the extent not previously paid, all Tranche B-2-A Term Loans shall be due and payable on the Tranche B-2-A Maturity Date and all B-2-B Term Loans shall be due and payable on the Tranche B-2-B Maturity Date.

(hh) Subsection 4.7 is amended by:

(i) adding the words “pro rata to the Tranche B-2-A Term Loans, Tranche B-2-B Term Loans and any Incremental Term Loans that are not Tranche B-2-B Term Loans based upon the aggregate principal amount of Term Loans then outstanding under each Tranche of Term Loans (provided that in connection with a Declining Lender Repayment, prepayments shall be applied first to the Tranche B-2-A Term Loans), and within each Tranche shall be applied” in clause (a) before the words “as elected by Borrower”; and

(ii) replacing the words “Tranche B-2 Term Loans and any Incremental Term Loans that are not Tranche B-2 Term Loans” in clause (b) with the words “Tranche B-2-A Term Loans, Tranche B-2-B Term Loans and any Incremental Term Loans that are not Tranche B-2-B Term Loans”; and

(ii) Subsection 4.8 is amended by:

(i) adding the words “applicable to such Tranche of Eurodollar Loans” after the words “Eurodollar Rate” in clause (a); and

(ii) adding the words “applicable to such Tranche of Alternate Base Rate Loans” after the second occurrence of the words “Alternate Base Rate” in clause (b).

(jj) Subsection 4.12(a) is amended by adding the following sentence to the end thereof: “Notwithstanding the foregoing, the Tranche 1 Revolving Credit Commitments may be permanently reduced in full prior to the reduction of the Tranche 2 Revolving Credit Commitments or any Incremental Revolving Commitments in connection with a Declining Lender Repayment.”

(kk) Subsection 4.16 is amended by:

(i) amending and restating clause (a) in its entirety as follows:

“(a) Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Tranche 1 Revolving Credit Loan and Tranche 2 Revolving Credit Loan of such Lender on the Tranche 1 Revolving Credit Termination Date and Tranche 2 Revolving Credit Termination Date, respectively, (ii) the principal amount of the Tranche B-2-A Term Loan of such Lender, in installments, payable on each Tranche B-2-A Installment Payment Date, in accordance with subsection 4.6 (or the then unpaid principal amount of such Tranche B-2-A Term Loan on the date that the Tranche B-2-A Term Loans become due and payable pursuant to Section 9), (iii) the principal amount of the Tranche B-2-B Term Loan of such Lender (including the principal amount of any Incremental Term Loan that is a Tranche B-2-B Term Loan), in installments, payable on each Tranche B-2-B Installment Payment Date, in accordance with subsection 4.6 (or the then unpaid principal amount of such Tranche B-2-B Term Loan on the date that the Tranche B-2-B Term Loans become due and payable pursuant to Section 9) and (iv) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Tranche 2 Revolving Credit Termination Date. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum and on the dates set forth in subsection 4.8.”;

(ii) in clause (c), replacing the words “Revolving Credit Loan, Tranche B-2 Term Loan” with the words “Tranche 1 Revolving Credit Loan, Tranche 2 Revolving Credit Loan, Incremental Revolving Loan, Tranche B-2-A Term Loan, Tranche B-2-B Term Loan”; and

(iii) amending and restating clause (e) in its entirety as follows:

“(e) Borrower agrees that, upon the request to the Administrative Agent by any Lender, Borrower will execute and deliver to such Lender (i) a promissory note of Borrower evidencing the Tranche 1 Revolving Credit Loans substantially in the form of Exhibit A-1, or the Tranche 2 Revolving Credit Loans substantially in the form of Exhibit A-2, in each case with appropriate insertions as to date and principal amount (each, a “Revolving Credit Note”), (ii) a promissory note of Borrower evidencing the Tranche B-2-A Term Loan of such Lender, substantially in the form of Exhibit B-2-A, or the Tranche B-2-B Term Loan of such Lender, substantially in the form of Exhibit B-2-B, in each case with appropriate insertions as to date and principal amount (a “Tranche B-2 Term Note”), (iii) a promissory note of Borrower evidencing any Incremental Term Loan of such Lender (an “Incremental Term Note”) and/or (iv) in the case of the Swing Line Lender, a promissory note of Borrower evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (the “Swing Line Note”).”

(ll) Subsection 4.18 is amended by:

(i) omitting the words “with respect to an incremental Term Loan that is not a Tranche B-2 Term Loan,”;

(ii) adding the words “either Tranche of” immediately following the words “the comparable margin set forth for”; and

(iii) adding the words “such Tranche of” immediately following the words “the Applicable Margin for”.

(mm) Subsection 8.1 is amended by omitting the word “and” from the end of clause (j), replacing the period at the end of clause (k) with a semicolon followed by the word “and”, and adding the following new clause (l): “(l) unsecured Indebtedness in an aggregate amount not to exceed $150,000,000 at any time outstanding, incurred in a Declining Lender Refinancing Transaction.”

(nn) Subsections 8.7 and 8.9 are amended by replacing each occurrence of the words “Tranche B-2 Maturity Date” with the words “Tranche B-2-B Maturity Date”.

(oo) Subsection 8.16 is amended by adding the words “(including in connection with a Declining Lender Repayment)” after the words “the Obligations”.

(pp) Subsection 11.6 is amended by:

(i) replacing the first occurrence of the words “the Administrative Agent” in each of clauses (c)(ii) and (c)(iii) with the words “the Administrative Agent, the Swing Line Lender and the Issuing Lender”; and

(ii) replacing the final sentence of subsection 11.6(e) with the following: “Such new Notes shall be dated the Amendment No. 1 Effective Date.”

(qq) Exhibits A, B and C are replaced in their entirety with Exhibits A-1, A-2, B-2-A, B-2-B and C to this Amendment and the table of contents of the Credit Agreement is amended accordingly.

SECTION 3. Consent. Each Lender party hereto agrees that it is not entitled to the benefits of Section 11.7(a) with respect to any payments received by Declining Term Lenders or Declining Revolving Credit Lenders in connection with a Declining Lender Repayment, the proceeds of which may be paid entirely to and retained by such Declining Term Lenders and Declining Revolving Credit Lenders in full satisfaction of all principal, interest, fees and other amounts owing to them.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment No. 1 Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by each Credit Party party hereto, and constitutes a legal, valid and binding obligation of each such Credit Party in accordance with its terms. The Credit Agreement (as amended hereby) and each other Credit Document constitutes a legal, valid and binding obligation of each Credit Party party thereto in accordance with its terms.

(b) Each of the representations and warranties made in or pursuant to Section 5 of the Credit Agreement or which are contained in any other Credit Document is true and correct as if made on and as of the Amendment No. 1 Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties are true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing prior to or after giving effect to this Amendment.

(d) There are no Revolving Credit Loans, Swing Line Loans or drawn Letters of Credit outstanding.

SECTION 5. Extension Fee. Borrower agrees to pay to the Administrative Agent for the account of each Lender that consents to be an Extending Revolving Credit Lender on or before the Amendment No. 1 Effective Date, an amount equal to 2.00% of the aggregate principal amount of such Lender’s Revolving Credit Commitment as of the Amendment No. 1 Effective Date (the “Extension Fee”). The Extension Fee shall be payable in immediately available funds on the Amendment No. 1 Effective Date. Once paid, the Extension Fee shall not be refundable.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) that the Administrative Agent shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of (i) Borrower, (ii) Holdings, (iii) each Subsidiary Guarantor, (iv) the Administrative Agent, Issuing Lender and Swing Line Lender and (v) the Required Lenders, and each of the following conditions precedent shall have been satisfied (or waived in writing by the Required Lenders in the case of clauses (a) through (c) below):

(a) each of the representations and warranties set forth in paragraphs (b), (c) and (d) of Section 4 hereof shall be true and correct and the Administrative Agent shall have received a certificate to that effect dated as of the Amendment No. 1 Effective Date and executed by a Responsible Officer of Borrower;

(b) the Administrative Agent shall have received such legal opinions, board resolutions and other closing certificates and documentation from or relating to Borrower, Holdings and the Subsidiary Parties as it shall reasonably require;

(c) The Administrative Agent shall have received the Extension Fee and all other fees and amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder or under any other Credit Document or related agreement; and

(d) Credit Suisse Securities (USA) LLC shall have received all amounts payable to it, as separately agreed between it and Borrower;

provided that if the Amendment No. 1 Effective Date shall not have occurred on or before June 8, 2009, this Amendment shall terminate and be of no further force or effect. The Administrative Agent shall notify Borrower and the Lenders of the date of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding on all parties hereto.

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Administrative Agent or Borrower under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby (it being understood and agreed that all interest and fees accruing under the Credit Agreement in respect of periods prior to the Amendment No. 1 Effective Date will accrue at the rates specified in the Credit Agreement prior to it being amended by this Amendment and be payable at the times provided in the Credit Agreement).

SECTION 8. Expenses. Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment in accordance with the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ATLANTIC BROADBAND FINANCE, LLC

By
Name:	Patrick Bratton
Title:	Chief Financial Officer

ATLANTIC BROADBAND HOLDINGS I, LLC

By
Name:	Patrick Bratton
Title:	Chief Financial Officer

ATLANTIC BROADBAND MANAGEMENT, LLC
ATLANTIC BROADBAND (MIAMI), LLC
ATLANTIC BROADBAND (DELMAR), LLC
ATLANTIC BROADBAND (PENN), LLC
ATLANTIC BROADBAND FINANCE, INC.
ATLANTIC BROADBAND (SC), LLC

By
Name:	Patrick Bratton
Title:	Chief Financial Officer

[Atlantic Broadband Amendment No. 1]